Exhibit 10.4

Addendum to February 25, 2020 Plea Agreement

1.This Addendum modifies the executed February 25, 2020 plea agreement (the “Plea Agreement”) entered into by and between the United States Attorney for the District of Massachusetts (the “the U.S. Attorney”) and Bay State Gas Company, doing business as (“d/b/a”) Columbia Gas of Massachusetts (“Defendant”).

2.This Addendum modifies only the language of paragraph 5(b) of the Plea Agreement and only to the extent described below. In all other regards, the Plea Agreement is not modified and remains in full force and effect, subject to the Court’s approval.

3.Paragraph 5(b) of the Plea Agreement provides for a “period of probation of three (3) years that will immediately terminate prior to the three (3) year term upon a certification to the Court of the completion of the sale of Defendant or Defendant’s gas distribution business to a qualified third-party buyer consistent with the requirements of M.G.L. c. 164, § 96 and Interlocutory Order on Standard of Review, D.P.U. 10-170, and formal acceptance of the sale by the Massachusetts Department of Public Utilities (“MA DPU”).”

4.It is possible that the sale of Defendant or Defendant’s gas distribution business to a qualified third-party buyer, as referenced in paragraph 5(b) of the Plea Agreement, will occur prior to one (1) year from the date of the Court’s sentencing of Defendant and the commencement of Defendant’s term of probation. However, 18 U.S.C. § 3561 provides that Defendant’s term of probation can be no less than one (1) year. Therefore, as the Court observed during the now-continued June 8, 2020 hearing for the sentencing of Defendant, paragraph 5(b) of the Plea Agreement must be modified.

5.Accordingly, paragraph 5(b) of the Plea Agreement is hereby modified as follows:

“A period of probation of three (3) years that will be terminated by the Court prior to the three
(3) year term upon a certification to the Court of the completion of the sale of Defendant or Defendant’s gas distribution business to a qualified third-party buyer consistent with the requirements of M.G.L. c. 164, § 96 and Interlocutory Order on Standard of Review, D.P.U. 10- 170, and formal acceptance of the sale by the Massachusetts Department of Public Utilities (“MA DPU”) (“the Final Sale Certification”). Subject to the Court’s approval of the form of the Final Sale Certification, the Court will terminate the Defendant’s sentence of probation upon the Court’s receipt of the Final Sale Certification. However, in the event that the Final Sale Certification is received by the Court prior to the one (1) year mandatory period of probation under 18 U.S.C. § 3561, Defendant’s probation will continue for the remainder of the one (1) year period but subject to only the mandatory conditions of probation set forth in USSG § 8D1.3 and 18 U.S.C. § 3563(a), and not the additional conditions of probation specified in paragraph 5(c) since Defendant will no longer be the legal owner of its previous gas distribution business or assets. Under the latter scenario, the parties will file, and the Court will approve, the request for termination of probation at the end of the one-year mandatory period.”

This Addendum and the Plea Agreement can be modified or supplemented only in a written memorandum signed by both parties, or through proceedings in open court.

If this Addendum to the Plea Agreement accurately reflects the agreement between the U.S. Attorney and Defendant, please have Defendant sign and the Acknowledgment of Addendum to Plea Agreement below. Please also sign below as Witness. Return the original of this letter to Assistant U.S. Attorney Neil Gallagher.

               Sincerely,

               ANDREW E. LELLING
               United States Attorney

              By:
/s/ Fred Wyshak
Fred Wyshak NJG For
Chief Public Corruption and
Special Prosecutions Units

/s/ Neil J. Gallagher, Jr.
Neil J. Gallagher, Jr.
Evan Gotlob
Assistant U.S. Attorneys

Corporate Acknowledgment of Addendum to the Plea Agreement

The Board of Directors has authorized me to execute this Addendum to the Plea Agreement on behalf of Bay State Gas Company, doing business as ("d/b/a") Columbia Gas of Massachusetts ("CMA"). The Board has read this Addendum to the Plea Agreement in its entirety and has discussed it fully with CMA's attorney. The Board acknowledges that this Addendum and the Plea Agreement entered into before the Court on February 25, 2020 fully sets forth CMA's agreement with the U.S. Attorney. The Board further states that no additional promises or representations have been made to the Board by any officials of the United States in connection with this matter.

/s/ Carrie Hightman
Carrie Hightman
Chief Legal Officer
NiSource Inc.

/s/ Kimberly Cuccia
Kimberly Cuccia
General Counsel
Bay State Gas, d/b/a Columbia Gas of
Massachusetts

I certify that Defendant's Board of Directors has authority to agree to the terms of the Addendum to the Plea Agreement, has (1) reviewed the Addendum to the Plea Agreement; (2) consulted with legal counsel in connection with the matter; (3) voted to agree to the terms of the Addendum to the Plea Agreement; and (4) voted to authorize Carrie Hightman, Chief Legal Officer of NiSource, Inc. and Kimberly Cuccia, General Counsel for Bay State Gas, d/b/a Columbia Gas of Massachusetts, to execute the Addendum to the Plea Agreement.

/s/ Alejandro N. Mayorkas
Alejandro N. Mayorkas, Esq.
WilmerHale, LLP
Attorney for Bay State Gas Company, doing
business as (“d/b/a”) Columbia Gas of
Massachusetts